Exhibit 5



                                                                    June 9, 1998

Valley National Bancorp
1455 Valley Road
Wayne, New Jersey 07474
Attention:        Gerald H. Lipkin,
                  Chairman of the Board, President
                  and Chief Executive Officer

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") by Valley National Bancorp (the "Valley") relating to 200,000 shares of Valley's Common Stock, no par value (the "Securities") to be offered pursuant to Valley's Dividend Reinvestment Plan (the "Plan").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of Valley as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and the Securities have been duly issued as contemplated by the Registration Statement and the Plan and for the consideration determined in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the Business Corporation Act of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                           Very truly yours,



                                           PITNEY, HARDIN, KIPP & SZUCH